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                                                                      EXHIBIT 5


                     [OCCIDENTAL PETROLEUM CORPORATION LOGO]


                                  May 17, 1995



Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024

                  Re:      Occidental Petroleum Corporation
                           Registration Statement on Form S-3

Ladies and Gentlemen:

          I am an Associate General Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and am rendering this opinion in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), which is to be filed by Occidental on May 17, 1995, with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $750,000,000 aggregate public offering price of senior debt securities (the "Debt Securities") of Occidental. The Debt Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The Debt Securities are to be issued pursuant to an indenture between Occidental and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof), (ii) the Restated Certificate of Incorporation and By-Laws of Occidental, in each case, as amended to date, (iii) the proposed form of indenture

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Occidental Petroleum Corporation
May 17, 1995
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included as Exhibit 4 to the Registration Statement (the "Indenture"), and (iv)
copies of certain resolutions adopted by the Board of Directors of Occidental relating to the execution of the Indenture, the issuance of the Debt Securities, the filing of the Registration Statement and any amendments or supplements thereto and related matters. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to originals documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental and others.

          I am a member of the California and New York Bars and for purposes of this opinion do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware. The Debt Securities may be issued from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

          Based upon and subject to the foregoing, I am of the opinion that when
(i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate officers of Occidental have taken all necessary action pursuant to Section 301 of the Indenture to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to Section 201 of the Indenture; (iii) the Indenture pursuant to which the Debt Securities are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by Occidental and the Trustee; (iv) the Debt Securities are duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Debt Securities will be validly issued and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except as may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other

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Occidental Petroleum Corporation
May 17, 1995
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similar laws now or hereafter in effect relating to creditors' rights generally,
(ii) general principles of equity (regardless of whether enforcement is consider in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit. In addition, I express no opinion with respect to any Debt Securities that are indexed or linked to any foreign currency, composite currency, currency unit, commodity, equity index or similar index.

          I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     Robert E. Sawyer